VICTORIA INDUSTRIES, INC.

Unanimous written resolutions of the sole director of the Company pursuant to te Memorandum and Articles of Association of the Company and the State of Nevada Law.

Resignation and Appointment of Director and Officer

It was proposed that it is in the best interest of the Company that Mr. Oleg Batratchenko be appointed as an additional director of the Company.

It was noted that Mr. Albert Abdoulline expressed his interest to resign as director of the Company effective immediately upon the appointment of Mr. Oleg Batratchenko. Mr. Batratchenko has consented to his appointment in writing.

The undersigned, being the sole director of the Company, hereby adopts the following written resolutions and RESOLVE that:

1.
the resignation of Mr. Albert Abdoulline as director, Chief Executive Officer and Chief Financial Officer of the Company, be, and is hereby accepted immediately following the signing of these resolutions, his resignation letter attached herewith be and is hereby approved;

2.
Mr. Oleg Batratchenko, be appointed as an additional director of the Company, to serve until his resignation or removal, with effect immediately following the signing of these resolutions, the consent letter attached herewith be and is hereby approved;

3.	Mr. Oleg Batratchenko, be appointed as Chief Executive Officer of the Company;

4.	Mr. Leon Golden, be appointed as Chief Financial Officer of the Company;

5.	any actions taken by any director of the Company with respect of the foregoing prior to the date of these resolutions be, and hereby are, ratified and approved; and

6.	Nevada Agency and Trust Company, Registered Agent of the Company, be hereby authorized to update the Register of Directors of the Company forthwith.

Dated: February 2, 2009

/s/ Albert Abdoulline
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Albert Abdoulline
Sole Director